                       SkyWay Communications Holding Corp.
                       Updates Progress of the Data Center
                    Infrastructure at the Clearwater Facility

CLEARWATER, Fla.--(BUSINESS WIRE)-- December 8, 2004 -- SkyWay Communications
Holding Corp. (OTCBB: SWYC - News)("Company"), and its wholly owned subsidiary,
Skyway Aircraft Inc., in conjunction with archiving and retrieval of all monitored information resulting from the installation of the SkyWay System on commercial, private and government aircraft, announced an update of the construction on their primary data center in Clearwater, Fl. Building this next generation, state of the art robust center is a key component of the SkyWay infrastructure. The announced updates include the completion of the data center infrastructure build-out of electrical distribution, environmental HVAC
(humidity, ventilation & air conditioning), gas fire suppression system, security applications, UPS (uninterrupted power systems), and redundant generator back up systems.

The data center build-out is equipped with a 2,200 square foot raised floor area which accommodates the wiring, HVAC and fire suppression system. SkyWay's planned nationwide data centers have standardized on Liebert products for all environmental and power systems. As a strong defense against the often unpredictable weather common to the South Florida location, the data center has been built on the 2nd floor interior area of the Clearwater facility. The area is equipped with a closed circuit monitoring system, biometric fingerprinting, which provides the highest level of security for this state of the art facility.
Continued security improvements to the data center will insure the highest possible safeguards for future customer data.

The data center and the entire Clearwater HQ facility, will be supported by a redundant parallel back up power system made available by the recent installation of three Generac Modular Power System Generators. This electrical power system, combined with a next generation General Electric computer controlled transfer system, will provide seamless transitions between power sources of 1.8 megawatts of power in the event of the loss of utility service.
Additionally, the utility conversion for the Clearwater Facility has doubled the service capacity to the building, which now has the capacity for expansion to meet anticipated future data center requirements. It also ensures the proper protection and support for the rapidly expanding storage and server capacity required to keep pace with Skyway's business plan.

During the summer 2004, Skyway completed the installation of a 125'
communications tower at their headquarters location. The tower is category 5 rated to meet the latest stringent hurricane codes standardized in the Southeast of the U.S. The installation included an environmentally controlled equipment shelter to house new and experimental radio equipment for testing the Skyway
Air-to-Ground (ATG) communications system. The tower and shelter are equipped to handle the latest technology for the continued development of SkyWay's communication system. In addition, the facility was also built to accommodate four carriers which become a separate source of revenue. At this time SkyWay has wireless and aircraft antennas installed, which will provide service for 2 of the 4 carriers.

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According to John Jebens, CIO, "SkyWay is excited about the progress made to the data center and tower facility, which allows further development of our server and storage capacity to meet anticipated evolving data requirements. We are pleased to now have the infrastructure in place to begin enabling SkyWay services as they are deployed to meet government applications, commercial airlines, and general aviation as well as meeting all anticipated future business requirements."

Jim Meinen, who has toured the facility and is the former Infrastructure
Architect at Eckerd Systems (Eckerd Corporation), and was a senior systems engineer at Cray Research stated, "Sky Way has built a world class data center using every possible technology to successfully host the massive data storage and processing requirements anticipated by Sky Way as it completes its' business plan."

About SkyWay Communications Holding Corporation

SkyWay Communications Holding Corporation is a Clearwater, Florida based company that is developing a unique ground to air in-flight aircraft communication network that it anticipates will facilitate homeland security and in-flight entertainment. SkyWay is focused on bringing to the market a network supporting aircraft-related service including anti-terrorism support, real time in-flight surveillance and monitoring, WIFI access to the Internet, telephone service and enhanced entertainment service for commercial and private aircraft throughout the United States. Based on the final upgrading of a previous airborne telephone and communications network, SkyWay intends to provide broadband connectivity between the ground and in-flight aircraft throughout the U.S. using technology that provides a broadband high-speed data transmission. SkyWay intends to be the communications solution for commercial and private aircraft owners wanting real time access to on-board security systems, aircraft health and welfare monitoring, avionics operations and for passengers wanting real time high-speed access to the Internet. The network will enable applications that can personalize the in-flight entertainment experience, provide real time access to flight management avionics with long-term data storage and also support for ground monitoring of in-flight surveillance systems that are being designed with the goal of enhancing current airline security standards.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the
Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

For more information regarding SkyWay Communications Holding Corp., please contact:

     Investor Relations Contacts:
          Aurelius Consulting Group, Inc.
          Chris Bermudez
          (407) 644-4256
          (800) 644-6297
          Fax (407) 644-0758
          chris@aurcg.com

          Skyway Communications Holding Corp.
          Steve Klein
          727-535-8211 ext. 2480
          sklein@swyc.us
          www.skywayaircraftsecurity.com